UNIVERSAL DISPLAY CORPORATION EQUITY COMPENSATION PLAN Adopted by the Board of Directors on April 8, 2014 Adopted by the Shareholders on [June 19, 2014]

Exhibit A A-1 UNIVERSAL DISPLAY CORPORATION EQUITY COMPENSATION PLAN (Amended and Restated as of [June 19, 2014]) 1. PURPOSE. The purpose of the Universal Display Corporation Equity Compensation Plan (the “Plan”) is to provide designated key employees (including employees who are also officers and directors) and directors who are not employees (“Non-Employee Directors”) of Universal Display Corporation and its “subsidiary corporations,” as that term is defined in section 424(f) of the Internal Revenue Code of 1986, as amended (the “Code”) (hereinafter collectively referred to as the “Company”) and selected consultants (“Consultants”) to the Company with the opportunity to receive grants of incentive stock options, nonqualified stock options and other forms of equity compensation; provided, however, that Non-Employee Directors and Consultants shall not be eligible to receive incentive stock options under the Plan. The Company believes that the Plan will cause the participants to contribute materially to the growth of the Company, thereby benefiting the Company’s stockholders and will align the economic interests of the participants with those of the stockholders. 2. ADMINISTRATION 2.1. General. The Plan shall be administered and interpreted by the Board of Directors of the Company (the “Board”), or by a committee consisting of members of the Board, which shall be appointed by the Board. During any period in which the Company’s stock is publicly traded, however, the Plan may be administered by a committee (the “Committee”) consisting of two or more persons, all of whom are “outside directors” as defined under section 162(m) of the Code, and related Treasury regulations, and “non-employee directors” as defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Membership on the Committee shall also be structured so as to comply with applicable exchange rules. Notwithstanding the foregoing, the Board may retain the ability to ratify or approve any Grants, as defined below, as it deems appropriate, and the Board shall approve and administer all Grants made to Non-Employee Directors. The Board may delegate this authority to one or more subcommittees, as it deems appropriate. To the extent that the Board or a subcommittee administers the Plan, references in the Plan to the “Committee” shall be deemed to refer to such Board or such subcommittee. 2.2. Specific Powers. Except as otherwise specifically provided in this Plan, the Committee shall have the sole authority to (a) determine the individuals to whom Grants shall be made under the Plan, (b) determine the type, size and terms of Grants to each such individual, (c) determine the time when the Grants will be made and the duration of the exercise or restriction period, including the criteria for vesting, the acceleration of vesting, or the lapse of restriction, (d) amend the terms of any previously issued Grants, subject to Section 23.2 below, (e) select the “Valuation Expert,” as defined below, and (f) deal with any other matters arising under the Plan. 2.3. Interpretations and Determination; Decisions Final. The Committee shall have full power and authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee’s interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interests in the Plan or in any awards granted hereunder. All powers of the Committee shall be executed in the best interest of the Company, not as a fiduciary and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals. 3. GRANTS Awards under the Plan may consist of grants of incentive stock options as described in Section 6 (“Incentive Stock Options”), nonqualified stock options as described in Section 6 (“Nonqualified Stock Options”) (Incentive Stock Options and Nonqualified Stock Options are collectively referred to as “Options” or “Stock Options”), stock awards as described in Section 8 (“Stock Awards”), stock appreciation rights as described in Section 9 (“SARs”), and performance units as described in Section 10 (“Performance Units”) (hereinafter collectively referred to as “Grants”). All Grants shall be subject to the terms and conditions set forth herein and to

Exhibit A A-2 such other terms and conditions consistent with the Plan as the Committee deems appropriate and as are specified in writing to the individual in a grant letter or other instrument or amendment thereto (the “Grant Letter”). All Grants shall be made conditional upon the acknowledgment of the Grantee, as defined below, in writing or by acceptance of the Grant that all decisions and determinations of the Committee shall be final and binding on the Grantee, his or her beneficiaries, and any other person having or claiming an interest under such Grant. Grants under a particular Section of this Plan need not be uniform as among the Grantees. 4. SHARES SUBJECT TO THE PLAN 4.1. Share Reserve. Subject to the adjustment specified below in Section 4.3, the maximum aggregate number of shares of the common stock of the Company, par value $.01 (the “Company Stock”) that may be issued or transferred under the Plan shall be equal to the sum of the following: (i) 2,500,000 new shares, plus (ii) the number of shares of Company Stock subject to outstanding Grants under the Plan as of the Effective Date, as defined below, plus (iii) the number of shares of Company Stock remaining available for issuance under the Plan immediately before the Effective Date that are not subject to outstanding Grants; provided that in no event shall the maximum aggregate number of shares that may be issued or transferred under the Plan exceed 10,500,000 shares. The maximum number of shares reserved for issuance or transfer under this Plan may be granted as Incentive Stock Options. 4.2. Share Counting. For purposes of the limitation described in Section 4.1 above, any Company Stock subject to a Grant under this Plan, which terminates by expiration, forfeiture, cancellation, or otherwise without the issuance of such shares of Company Stock, or is exchanged with the Committee’s permission, prior to the issuance of shares of Company Stock, for a Grant not involving shares of Company Stock, shall be available again for grant under this Plan. The shares may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock, including shares purchased by the Company for purposes of the Plan. Notwithstanding anything to the contrary contained herein: (a) shares of Company Stock surrendered or withheld in payment of the exercise price of an Option shall count against the aggregate plan limit described above; and (b) shares of Company Stock withheld by the Company to satisfy any tax withholding obligation shall count against the aggregate plan limit described above. If SARs are exercised, the full number of shares subject to the SARs shall be considered issued under the Plan, without regard to the number of shares issued upon settlement of the SARs and without regard to any cash settlement of the SARs. To the extent that other Grants are designated in the Grant Letter to be paid in cash, and not in shares of Company Stock, such Grants shall not count against the plan limit described above. No fractional shares of Company Stock may be issued. The preceding sentences of this Section shall apply only for purposes of determining the aggregate number of shares of Company Stock that may be issued under this Plan, but shall not apply for purposes of determining the maximum number of shares of Company Stock with respect to which Grants may be made to any Grantee under this Plan. For the avoidance of doubt, if shares of Company Stock are repurchased by the Company on the open market with the proceeds of the exercise price of Options, such shares may not again be made available for issuance under this Plan. 4.3. Adjustments. If there is any change in the number or kind of shares of Company Stock issuable under the Plan through the declaration of stock dividends or if the value of outstanding shares of Company Stock is substantially reduced due to the Company’s payment of an extraordinary dividend or distribution, or through a recapitalization, stock splits, or combinations or exchanges of such shares, or merger, reorganization or consolidation of the Company, reclassification or change in par value or by reason of any other extraordinary or unusual events affecting the outstanding Company Stock as a class without the Company’s receipt of consideration, the maximum number of shares of Company Stock available for Grants, the maximum number of shares of Company Stock for which any one individual participating in the Plan may be granted over the term of the Plan, the number of shares covered by outstanding Grants, and the price per share or the applicable market value of such Grants, and the other terms and conditions of the Grants, as the Committee may deem necessary or desirable, shall be proportionately adjusted by the Committee to reflect any increase or decrease in the number or kind of issued shares of Company Stock to preclude the enlargement or dilution of rights and benefits under such Grants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. The adjustments determined by the Committee shall be final, binding and conclusive. Notwithstanding the foregoing, no adjustment shall be authorized or made pursuant to this Section to the extent that such authority or adjustment would cause any Incentive Stock Option to fail to comply with section 422 of the Code. In addition, in the event of a Change in Control of the Company, the provisions of Section 13 of the Plan shall apply.

Exhibit A A-3 5. ELIGIBILITY FOR PARTICIPATION 5.1. General Eligibility. All individuals employed by the Company (“Employees”) (including Employees who are officers or members of the Board), all Non-Employee Directors and all Consultants whose services, in the judgment of the Committee, can have a significant effect on the long-term success of the Company shall be eligible to participate in the Plan. Except as specifically otherwise provided in this Plan, the Committee shall select the Employees, Non-Employee Directors and Consultants to receive Grants (each, a “Grantee”) and determine the number of shares of Company Stock subject to a particular Grants in such manner as the Committee determines. 5.2. No Limitation on Company Rights. Nothing contained in this Plan shall be construed to limit the right of the Company to grant options or warrants or issue stock otherwise in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including options or warrants granted to employees thereof who become Employees of the Company, or for other proper corporate purpose. 6. GRANTING OF OPTIONS 6.1. Number of Shares. The Committee, in its sole discretion, shall determine the number of shares of Company Stock that will be subject to each Stock Option grant. Subject to the adjustment specified above in Section 4.3, no Grantee shall be granted, during any calendar year, Options to purchase Company Stock and/or SARs with respect to more than five hundred thousand (500,000) shares of Company Stock. 6.2. Type of Option and Price. The Committee may grant Incentive Stock Options, Nonqualified Stock Options or any combination of Incentive Stock Options and Nonqualified Stock Options, all in accordance with the terms and conditions set forth herein; provided, however, that neither Non-Employee Directors nor Consultants shall be eligible to receive grants of Incentive Stock Options. The purchase price of Company Stock subject to a Stock Option shall be determined by the Committee and shall not be less than the fair market value of a share of Company Stock on the date such Stock Option is granted. During such time that the Company Stock is not listed on an established stock exchange or traded in the over-the-counter-market, the fair market value of Company Stock shall be determined by an independent firm, i.e., a firm not otherwise engaged in consulting work for the Company, unless determined otherwise by the Committee, with expertise in the valuation of business entities and the securities thereof, selected by the Committee (the “Valuation Expert”) or as otherwise determined by the Committee in good faith based on the best available facts and circumstances. Such determination of fair market value shall be made on a periodic basis, but no less frequently than once a calendar year. If the Company Stock is listed upon an established stock exchange or other market source, as determined by the Committee, fair market value on any date of reference shall be the closing price of a share of Company Stock (on a consolidated basis) during regular trading hours on the principal exchange or other recognized market source, as determined by the Committee on such date, or if there is no sale on such date, then the closing price of a share of Company Stock during regular trading hours on the last previous day on which a sale is reported. 6.3. Exercise Period. The Committee shall determine the option exercise period of each Stock Option. The exercise period shall not exceed ten years from the date of grant. 6.4. Exercisability of Options. Stock Options shall become exercisable in accordance with the terms and conditions determined by the Committee, in its sole discretion, and specified in the Grant Letter. All outstanding Stock Options granted before the Effective Date shall become immediately exercisable upon a Change in Control, as defined below, unless the Committee, in its sole discretion, determines not to accelerate such Stock Options upon a Change in Control. 6.5. Manner of Exercise. The Grantee of Stock Options (the “Optionee”) may exercise a Stock Option which has become exercisable by delivering a notice of exercise to the Committee with accompanying payment of the exercise price in accordance with Section 6.7 below. Such notice may instruct the Company to deliver shares of Company Stock due upon the exercise of the Stock Option to any registered broker or dealer designated by the Company (“Designated Broker”) in lieu of delivery to the Optionee. Such instructions must designate the account into which the shares are to be deposited. The Optionee may tender this notice of exercise, which has been properly executed by the Optionee, and the aforementioned delivery instructions to any Designated Broker.

Exhibit A A-4 6.6. Termination of Employment, Disability or Death. (a) Employees. (i) In the event the Optionee during the Optionee’s lifetime ceases to be an employee of the Company for any reason other than death, disability, retirement approved by the Company, or termination for cause, as defined below, by the Company, any Stock Option which is otherwise exercisable by the Optionee shall terminate unless exercised within three months of the date on which the Optionee ceases to be an employee (or within such other period of time as may be specified in the Grant Letter), but in any event no later than the date of expiration of the option exercise period (except as the Committee may otherwise provide in the Grant Letter). For purposes of this Section 6, a leave of absence at the request, or with the approval, of the Company shall not be deemed a termination of employment so long as the period of such leave does not exceed 90 days, or, if longer, so long as the Optionee’s right to re-employment with the Company is guaranteed by contract. Any of the Optionee’s Stock Options which are not otherwise exercisable as of the date on which the Optionee ceases to be an employee shall terminate as of such date (except as the Committee may otherwise provide). (ii) In the event the Optionee ceases to be an employee of the Company on account of a termination for cause by the Company, as determined in accordance with the personnel policies of the Company in effect before any Change in Control of the Company, any Stock Option held by the Optionee shall terminate as of the date the Optionee ceases to be an employee (except as the Committee may otherwise provide). (iii) In the event the Optionee ceases to be an employee of the Company on account of becoming disabled within the meaning of section 22(e) of the Code, any Stock Option which is otherwise exercisable by the Optionee on the date on which the Optionee ceases to be an employee shall terminate unless exercised within one year from the date on which the Optionee ceases to be an employee (or within such other period of time as may be specified in the Grant Letter), but in any event no later than the date of the expiration of the option exercise period (except as the Committee may otherwise provide in the Grant Letter). (iv) In the event of the death of the Optionee while he is an employee of the Company or within 30 days of the date on which he ceases to be an employee for any reason other than a termination for cause by the Company (or within such other period of time as may be specified in the Grant Letter), any Stock Option which is otherwise exercisable by the Optionee on the date on which the Optionee ceases to be an employee shall terminate unless exercised by the Optionee’s personal representative within six months of the date on which the Optionee ceases to be an employee (or within such other period of time as may be specified in the Grant Letter), but in any event no later than the date of the expiration of the option exercise period (except as the Committee may otherwise provide in the Grant Letter). (v) Notwithstanding the foregoing provisions, failure to exercise an Incentive Stock Option within the periods of time prescribed under sections 421 and 422(a) of the Code shall cause the Incentive Stock Option to cease to be treated as an “incentive stock option” for purposes of sections 421 and 422 of the Code. (b) Non-Employee Directors and Consultants. (i) In the event the Optionee during the Optionee’s lifetime ceases to be a Non-Employee Director or Consultant to the Company for any reason other than becoming an employee of the Company, or termination for cause, as defined below, by the Company, any Stock Option which is otherwise exercisable by the Optionee shall not terminate until the date of expiration of the option exercise period (except as the Committee may otherwise provide in the Grant Letter). Any of the Optionee’s Stock Options which are not otherwise exercisable as of the date on which the Optionee ceases his relationship with the Company shall terminate as of such date (except as the Committee may otherwise provide). (ii) In the event the Optionee ceases to be a Non-Employee Director or Consultant to the Company on account of a termination for cause by the Company, as determined in accordance with the policies of the Company in effect before any Change in Control of the Company, any

Exhibit A A-5 Stock Option held by the Optionee shall terminate as of the date the Optionee ceases to serve in such capacity (except as the Committee may otherwise provide). 6.7. Satisfaction of Exercise Price. The Optionee shall pay the exercise price specified in the Grant Letter in (a) cash; (b) with the approval of the Committee, by delivering shares of Company Stock owned by the Optionee including Company Stock (including, but not limited to, shares acquired in connection with the exercise of a particular Stock Option and having a fair market value on the date of exercise equal to the exercise price, subject to such restrictions as the Committee may impose) (a “Stock-for-Stock Exercise”); (c) if, as directed by the Committee, shares of Company Stock may not be sold immediately following the exercise of a Stock Option, with the proceeds of a promissory note payable by the Optionee to the Company, but only in accordance with the provisions of a loan program established by the Company, or any successor program as in effect from time to time, and only to the extent not precluded by the Sarbanes–Oxley Act of 2002 and other applicable law, (i) in a principal amount of up to 100% of the payment due upon the exercise of the Stock Option, or such applicable lower percentage as may be specified by the Board pursuant to the loan program, and (ii) bearing interest at a rate not less than the applicable Federal rate prescribed by section 1274 of the Code, or such higher rate as may be specified by the Committee pursuant to the loan program; (d) payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board; (e) by “net exercise,” which is the surrender of shares for which the Stock Option is exercisable to the Company in exchange for a distribution of shares of Company Stock equal to the amount by which the then fair market value of the shares subject to the exercised Stock Option exceeds the applicable exercise price, (f) by such other method as the Committee may approve; or (g) through any combination of (a), (b), (c), (d), (e) or (f). Any loan by the Company under (c) above shall be with full recourse against the Optionee to whom the loan is granted, and shall be secured in whole or in part by the shares of Company Stock so purchased. In addition, any such loan by the Company shall, at the option of the Company, become immediately due and payable in full upon termination of the Optionee’s employment or position as an officer or director with the Company for any reason, or upon a sale of any shares of Company Stock acquired with such loan to the extent of the cash and fair market value of any property received by the Optionee in such sale. The Committee may make arrangements for the application of payroll deductions from compensation payable to the Optionee to amounts owing to the Company under any such loan. Until any loan by the Company hereunder is fully paid in cash, the shares of Company Stock purchased with the loan shall be pledged to the Company as security for the loan, and the Company shall retain physical possession of the stock certificates evidencing such shares together with a duly executed stock power for such shares. No loan shall be made hereunder unless counsel for the Company shall be satisfied that the loan and the issuance of the shares of Company Stock funded thereby will be in compliance with all applicable federal, state and local laws. The Optionee shall pay the exercise price and the amount of withholding tax due, if any, as specified by the Committee. Shares of Company Stock shall not be issued or transferred upon exercise of a Stock Option until the exercise price is fully paid and any amount of withholding tax is paid. Shares of Company Stock used in a Stock-for-Stock Exercise shall have been held by the Optionee for the requisite period of time to avoid adverse accounting consequences to the Company with respect to the Option. 6.8. Limits on Incentive Stock Options. Each Incentive Stock Option shall provide that to the extent that the aggregate fair market value of the Company Stock on the date of the grant with respect to which Incentive Stock Options are exercisable for the first time by an Optionee during any calendar year under the Plan or any other stock option plan of the Company exceeds $100,000, then such option as to the excess shall be treated as a Nonqualified Stock Option. An Incentive Stock Option shall not be granted to any Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or parent of the Company, unless the exercise price per share is not less than 110% of the fair market value of Company Stock on the date of grant and the option exercise period is not more than five years from the date of grant. 7. TRANSFERABILITY OF OPTIONS 7.1. Successor Optionees. Only the Optionee or his or her authorized legal representative may exercise rights under a Stock Option. Such persons may not transfer those rights except by will or by the laws of descent and distribution or, if permitted under Rule 16b-3 of the Exchange Act and, in the case of Stock Options other than Incentive Stock Options, if permitted in any specific case by the Committee in its sole discretion, pursuant to a qualified domestic relations order as defined under the Code or Title I of ERISA or the regulations thereunder. When an Optionee dies, the personal representative or other person entitled to succeed to the rights of the Optionee (“Successor Optionee”) may exercise such rights. A Successor Optionee must furnish proof satisfactory to the Company of his or her right to receive the Stock Option under the Optionee’s will or under the applicable laws of descent and distribution.

Exhibit A A-6 7.2. Family Transfer. Notwithstanding the foregoing, the Committee may permit an Employee to transfer rights under a Nonqualified Stock Option to the Employee’s spouse or a lineal descendant or to one or more trusts for the benefit of such family members or to partnerships in which such family members are the only partners (a “Family Transfer”) provided that the Employee receives no consideration for a Family Transfer and the Grant Letter relating to the Stock Options transferred in a Family Transfer continues to be subject to the same terms and conditions that were applicable to such Stock Options immediately prior to the Family Transfer. 8. STOCK AWARDS The Committee may issue or transfer shares of Company Stock to an Employee, Non-Employee Director or Consultant under a Stock Award, upon such terms as the Committee deems appropriate. The following provisions are applicable to Stock Awards: 8.1. General Requirements. Shares of Company Stock issued or transferred pursuant to Stock Awards may be issued or transferred for consideration or for no consideration, and subject to restrictions or no restrictions, as determined by the Committee. The Committee may, but shall not be required to, establish conditions under which restrictions on Stock Awards shall lapse over a period of time or according to such other criteria as the Committee deems appropriate, including, without limitation, restrictions based upon the achievement of specific performance goals. The period of time during which the Stock Awards will remain subject to restrictions will be designated in the Grant Letter as the “Restriction Period.” 8.2. Number of Shares. The Committee shall determine the number of shares of Company Stock to be issued or transferred pursuant to, or subject to, a Stock Award and the restrictions applicable to such shares. 8.3. Requirement of Employment or Service. If the Grantee ceases to be employed by, or provide service to, the Company during a period designated in the Grant Letter as the Restriction Period, or if other specified conditions are not met, the Stock Award shall terminate as to all shares covered by the Grant as to which the restrictions have not lapsed, and any such shares of Company Stock must be immediately returned to the Company. The Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate. 8.4. Stock Awards in the Form of Stock Units. The Committee may grant Stock Awards in the form of stock units that represent the right of the Grantee to receive shares of Company Stock or an amount based on the fair market value of shares of Company Stock, as determined by the Committee. Stock Awards that are granted in the form of stock units shall be paid in shares of Company Stock or in cash, or in a combination of the two, as determined by the Committee, and shall be subject to such terms and conditions as are determined by the Committee and set forth in the applicable Grant Letter. 8.5. Restrictions on Transfer and Legend on Stock Certificate. During the Restriction Period, a Grantee may not sell, assign, transfer, pledge or otherwise dispose of the shares of a Stock Award. Each certificate for a share of a Stock Award shall contain a legend giving appropriate notice of the restrictions in the Grant. The Grantee shall be entitled to have the legend removed from the stock certificate covering the shares subject to restrictions when all restrictions on such shares have lapsed. The Committee may determine that the Company will not issue certificates for Stock Awards until all restrictions on such shares have lapsed, or that the Company will retain possession of certificates for shares of Stock Awards until all restrictions on such shares have lapsed. 8.6. Right to Vote and to Receive Dividends. (a) Stock Awards Other Than Stock Units. Unless the Committee determines otherwise, with respect to Stock Awards that are not in the form of stock units, during the Restriction Period, the Grantee shall have the right to vote shares of Stock Awards and to receive any dividends or other distributions paid on such shares, subject to any restrictions deemed appropriate by the Committee, including, without limitation, the achievement of specific performance goals. The Committee may determine that dividends on such Stock Awards shall be withheld while the Stock Awards are subject to restrictions and that the dividends shall be payable only upon the lapse of the restrictions on the Stock Awards, or on such other terms as the Committee determines; provided that any dividends with respect to performance-based Stock Awards shall be withheld and shall be payable only if and to the extent that the restrictions on the underlying Stock Awards lapse, as determined by the Committee. (b) Stock Awards in the Form of Stock Units. With respect to Stock Awards in the form of stock units, the Committee may grant dividend equivalents (“Dividend Equivalents”) that give the Grantee

Exhibit A A-7 the right to receive an amount determined by multiplying the number of stock units subject to the Stock Award by the per-share dividend paid by the Company on Company Stock, under such terms and conditions as the Committee deems appropriate. Dividend Equivalents may be payable in cash or shares of Company Stock or in a combination of the two, as determined by the Committee, and may be subject to any restrictions deemed appropriate by the Committee. Unless otherwise specified in the Grant Letter, deferred Dividend Equivalents will not accrue interest. Any Dividend Equivalents with respect to performance-based stock units shall be payable only if and to the extent the underlying stock units are payable, as determined by the Committee. 8.7. Lapse of Restrictions. All restrictions imposed on Stock Awards shall lapse upon the expiration of the applicable Restriction Period and the satisfaction of all conditions imposed by the Committee. The Committee may determine, as to any or all Stock Awards, that the restrictions shall lapse without regard to any Restriction Period. 9. STOCK APPRECIATION RIGHTS 9.1. General Requirements. The Committee may grant stock appreciation rights (“SARs”) to an Employee, Non-Employee Director or Consultant separately or in tandem with any Option (for all or a portion of the applicable Option). Tandem SARs may be granted either at the time the Option is granted or at any time thereafter while the Option remains outstanding; provided, however, that, in the case of an Incentive Stock Option, SARs may be granted only at the time of the Grant of the Incentive Stock Option. The Committee shall establish the base amount of the SAR at the time the SAR is granted, which shall not be less than the fair market value of a share of Company Stock as of the date of Grant of the SAR. 9.2. Tandem SARs. In the case of tandem SARs, the number of SARs granted to a Grantee that shall be exercisable during a specified period shall not exceed the number of shares of Company Stock that the Grantee may purchase upon the exercise of the related Option during such period. Upon the exercise of an Option, the SARs relating to the Company Stock covered by such Option shall terminate. Upon the exercise of SARs, the related Option shall terminate to the extent of an equal number of shares of Company Stock. 9.3. Exercisability. SARs shall be exercisable during the period specified by the Committee in the Grant Letter, which period shall not exceed ten years from the date of grant, and shall be subject to such vesting and other restrictions as may be specified in the Grant Letter. The Committee may accelerate the exercisability of any or all outstanding SARs at any time for any reason. SARs may only be exercised while the Grantee is employed by, or providing service to, the Company or during the applicable period after termination of employment or service comparable to the provisions of Section 6.6 as related to Stock Options. A tandem SAR shall be exercisable only during the period when the Option to which it is related is also exercisable. 9.4. Value of SARs. When a Grantee exercises SARs, the Grantee shall receive in settlement of such SARs an amount equal to the value of the stock appreciation for the number of SARs exercised, payable in cash, Company Stock or a combination thereof. The stock appreciation for an SAR is the amount by which the fair market value of the underlying Company Stock on the date of exercise of the SAR exceeds the base amount of the SAR as described in Section 9.1. 9.5. Transferability of SARs. SARs may only be transferred in situations comparable to those under Section 7 relating to the transfer of Stock Options. 10. PERFORMANCE UNITS 10.1. General Requirements. The Committee may grant performance units (“Performance Units”) to an Employee, Non-Employee Director or Consultant. Each Performance Unit shall represent the right of the Grantee to receive an amount based on the value of the Performance Unit, if performance goals established by the Committee are met. A Performance Unit shall be based on the fair market value of a share of Company Stock or on such other measurement base as the Committee deems appropriate. The Committee shall determine the number of Performance Units to be granted and the requirements applicable to such units. 10.2. Performance Period and Performance Goals. When Performance Units are granted, the Committee shall establish the performance period during which performance shall be measured (the “Performance Period”), performance goals applicable to such units (“Performance Goals”) and such other conditions of the Grant as the Committee deems appropriate. Performance Goals may relate to the financial performance of the Company

Exhibit A A-8 or its operating units, the performance of Company Stock, individual performance, or such other criteria as the Committee deems appropriate. 10.3. Payment with respect to Performance Units. At the end of each Performance Period, the Committee shall determine to what extent the Performance Goals and other conditions of the Performance Units are met, the value of the Performance Units (if applicable), and the amount, if any, to be paid with respect to the Performance Units. Payments with respect to Performance Units shall be made in cash, in Company Stock, or in a combination of the two, as determined by the Committee. Any Dividend Equivalents with respect to Performance Units shall be payable only if and to the extent the underlying Performance Units are payable, as determined by the Committee. 10.4. Requirement of Employment or Service. If the Grantee ceases to be employed by, or provide service to, the Company during a Performance Period, or if other conditions established by the Committee are not met, the Grantee’s Performance Units shall be forfeited. The Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate. 11. QUALIFIED PERFORMANCE-BASED COMPENSATION 11.1. Designation as Qualified Performance-Based Compensation. The Committee may determine that Performance Units or Stock Awards granted to an Employee shall be considered “qualified performance-based compensation” under section 162(m) of the Code. The provisions of this Section 11 shall apply to Grants of Performance Units and Stock Awards that are to be considered “qualified performance-based compensation” under section 162(m) of the Code. 11.2. Performance Goals. When Performance Units or Stock Awards that are to be considered “qualified performance-based compensation” are granted, the Committee shall establish in writing (a) the objective performance goals that must be met, (b) the period during which these performance goals must be met, (c) the threshold, target and maximum amounts that may be paid if these goals are met, and (d) any other conditions that the Committee deems appropriate and consistent with the Plan and section 162(m) of the Code. The performance goals may relate to the Grantee’s business unit or the performance of the Company and its parents and subsidiaries as a whole, or any combination of the foregoing. The Committee shall use objectively determinable performance goals based on one or more of the following criteria, either in absolute terms, in comparison to publicly available industry standards or indices or relative to performance of other companies in a comparison group designated by the Committee: stock price, EBITDA (earnings before interest, taxes, depreciation and amortization), earnings per share, net earnings, operating earnings, price-earnings multiples, assets under management, return on assets, stockholder return, return on equity, growth in assets, unit volume, sales, market share, net income, revenues, revenue growth, working capital, accounts receivable, productivity, margin, net capital employed, return on capital employed, operating expense, unit volume, sales, internal sales growth, cash flow, or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals, cost targets or goals relating to acquisitions or divestitures. 11.3. Establishment of Goals. The Committee shall establish the performance goals in writing either before the beginning of the relevant performance period or during a period ending no later than the earlier of (a) 90 days after the beginning of such performance period or (b) the date on which 25% of the performance period has been completed, or such other date as may be required or permitted under applicable regulations under section 162(m) of the Code. The performance goals shall satisfy the requirements for “qualified performance-based compensation,” including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the goals have been met. The Committee shall not have discretion to increase the amount of compensation that is payable upon achievement of the designated performance goals. 11.4. Maximum Payment. If Stock Awards or Performance Units measured with respect to Company Stock are granted, not more than 500,000 shares of Company Stock may be granted to an Employee as Performance Units or Stock Awards for any calendar year during a performance period. If Performance Units measured with respect to cash are granted, the maximum amount that may be paid to an Employee pursuant to Performance Units with respect to any calendar year during a performance period is $2,000,000. 11.5. Announcement of Grants. The Committee shall certify and announce the results for each performance period to all affected Grantees within a reasonable period of time following the announcement of the Company’s financial results for such period. If and to the extent that the Committee certifies that the relevant

Exhibit A A-9 performance goals have not been met, the grants of Stock Awards or Performance Units for the performance period shall be forfeited or shall not be made, as applicable. 11.6. Death, Disability or Other Circumstances. The Committee may provide that Performance Units or Stock Awards shall be payable or restrictions on such Grants shall lapse, in whole or in part, in the event of the Grantee’s death or disability during the relevant performance period, or under other circumstances, consistent with the Treasury regulations and rulings under section 162(m) of the Code. 12. CHANGE IN CONTROL OF THE COMPANY As used herein, a “Change in Control” shall be deemed to have occurred if: (a) As a result of any transaction, any one stockholder other than an existing stockholder as of the Effective Date becomes a beneficial owner, as defined below, directly or indirectly, of securities of the Company representing more than 50% of the Company Stock or the combined voting power of the Company’s then outstanding securities; (b) A liquidation or dissolution of or the sale of all or substantially all of the Company’s assets occurs; or (c) After the Effective Date: (i) As a result of a tender offer, stock purchase, other stock acquisition, merger, consolidation, recapitalization, reverse split, or sale or transfer of assets (but excluding any sale of the Company’s securities to the public pursuant to a public offering), any person or group (as such terms are used in and under section 13(d) of the Exchange Act) (other than an existing stockholder who already possesses more than 30% of the combined voting power of the Company’s then outstanding securities), becomes the beneficial owner (as defined in Rule 13-d under the Exchange Act), directly or indirectly, of securities of the Company representing more than 30% of the combined voting power of the Company’s then outstanding securities; or (ii) During any period of two consecutive years, individuals who at the beginning of such period constitute the board of directors cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by the Company’s stockholders, of each new director was approved by a vote of at least 2/3 of the directors then still in office who were directors at the beginning of the period. Notwithstanding anything herein to the contrary, to the extent that a Grant is subject to section 409A of the Code and payment of the Grant pursuant to the application of the definition of “Change in Control” above would cause such Grant not to otherwise comply with section 409A of the Code, payment of a Grant may occur upon a “Change in Control” only to the extent that the event constitutes a “change in the ownership or effective control” of the Company or a “change in the ownership of a substantial portion of the assets” of the Company under section 409A of the Code and related Treasury regulations. 13. CERTAIN CORPORATE CHANGES 13.1. Treatment of Outstanding Grants Made before the Effective Date. The following terms of this Section 13.1 applies only to Grants made before the Effective Date: (a) Sale or Exchange of Assets, Dissolution or Liquidation, or Merger or Consolidation Where the Company Does Not Survive. If all or substantially all of the assets of the Company are to be sold or exchanged, the Company is to be dissolved or liquidated, or the Company is a party to a merger or consolidation with another corporation in which the Company will not be the surviving corporation, then, at least 10 days prior to the effective date of such event, the Company shall give each Optionee with outstanding Stock Options written notice of such event. Each such Optionee shall thereupon have the right to exercise in full any installments of such Stock Options not previously exercised (whether or not the right to exercise such installments has accrued pursuant to such Stock Options), within 10 days after such written notice is sent by the Company or, if a cashout of such Stock Options would not result in materially adverse accounting consequences, to require that the Company purchase such Stock Options for a cash payment equal to the excess over the purchase price of the then fair market value of the shares of Company Stock subject to the Optionee’s outstanding Stock Options. In addition, under the above

Exhibit A A-10 circumstances all restrictions on Stock Awards shall lapse, all SARs shall become fully vested and exercisable, and all Performance Units shall be deemed fully earned. (b) Merger or Consolidation Where the Company Survives. If the Company is a party to a merger or consolidation in which the Company will be the surviving corporation, or in the event of the occurrence of any other Change in Control not described in Section 13.1(a), then the Board may, in its sole discretion, elect to give each Optionee with any outstanding Stock Options written notice of such event. If such notice is given, each such Optionee shall thereupon have the right to exercise some or all of any installments of such Stock Options not previously exercised (whether or not the right to exercise such installments has accrued pursuant to such Stock Options), within 10 days after such written notice is sent by the Company or, if a cashout of such Stock Options would not result in materially adverse accounting consequences, to require that the Company purchase such Stock Options for a cash payment equal to the excess over the purchase price of the then fair market value of the shares of Company Stock subject to the Optionee’s outstanding Stock Options. In addition, under the above circumstances the Board may determine that all restrictions on Stock Awards shall lapse, all SARs shall become fully vested and exercisable and all Performance Units shall be deemed fully earned. 13.2. Treatment of Outstanding Grants Made on or after the Effective Date. In the event of a Change in Control, the Committee may take one or more of the following actions with respect to any or all outstanding Grants made on or after the Effective Date, unless otherwise set forth in the applicable Grant Letter: (a) accelerate the vesting of outstanding Stock Options and SARs upon a specified termination of employment or service or upon the Change in Control; (b) provide for the lapse of the restrictions and conditions on outstanding Stock Awards upon a specified termination of employment or service or upon the Change in Control; (c) accelerate the vesting of Other Stock-Based Awards and unpaid Dividend Equivalents and provide that such Grants shall be paid at their target values, or in such greater amounts as the Committee may determine upon a specified termination of employment or service or upon the Change in Control; (d) require that Grantees surrender their outstanding Stock Options and SARs in exchange for one or more payments by the Company, in cash or Company Stock as determined by the Committee, in an amount equal to the amount, if any, by which the then fair market value of the shares of Company Stock subject to the Grantee’s unexercised Stock Options and SARs exceeds the exercise price of the Stock Options or the base amount of the SARs, as applicable; (e) after giving Grantees an opportunity to exercise their outstanding Stock Options and SARs, terminate any or all unexercised Stock Options and SARs at such time as the Committee deems appropriate; or (f) determine that outstanding Stock Options and SARs that are not exercised shall be assumed by, or replaced with comparable options or rights by, the surviving corporation, (or a parent or subsidiary of the surviving corporation), and other outstanding Grants that remain in effect after the Change in Control shall be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation). Any surrender or termination shall take place as of the date of the Change in Control or such other date as the Committee may specify. Without limiting the foregoing, if the per share fair market value of Company Stock does not exceed the per share exercise price of a Stock Option or base amount of a SAR, as applicable, the Company shall not be required to make any payment to the Grantee upon surrender or termination of the Stock Option or SAR. 14. AMENDMENT AND TERMINATION OF THE PLAN 14.1. Amendment. The Board, by written resolution, may amend or terminate the Plan at any time; provided, however, that any amendment that increases the aggregate number (or individual limit for any single Grantee) of shares of Company Stock that may be issued or transferred under the Plan (other than by operation of Section 4), or modifies the requirements as to eligibility for participation in the Plan, shall be subject to approval by the stockholders of the Company. 14.2. Termination of Plan. The Plan shall terminate on the day immediately preceding the tenth anniversary of the Effective Date, unless terminated earlier by the Board or unless extended by the Board with the approval of the stockholders. No Grant shall be made pursuant to this Plan after such date, but Grants theretofore awarded may extend beyond that date. 14.3. Termination and Amendment of Outstanding Grant. A termination or amendment of the Plan that occurs after a Grant is made shall not materially impair the rights of a Grantee unless the Grantee consents or unless the Committee acts under Section 23.3 hereof. The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Grant. Whether or not the Plan has terminated, an outstanding Grant may be terminated or amended under Section 23.3 hereof or may be amended by agreement of the Company and the Grantee consistent with the Plan.

Exhibit A A-11 14.4. Governing Document. The Plan shall be the controlling document. No other statements, representations, explanatory materials, or examples, oral or written, may amend the Plan in any manner. The Plan shall be binding upon and enforceable against the Company, its successors and assigns and the Grantees and their assigns. 15. FUNDING OF THE PLAN This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grant under this Plan. In no event shall interest be paid or accrued on any Grant, including unpaid installments of Grant. 16. RIGHTS OF INDIVIDUALS Nothing in this Plan shall entitle any Employee, Non-Employee Director, Consultant or other person to any claim or right to be issued a Grant under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any Employee, Non-Employee Director, Consultant or other person any rights to be retained by or in the employ of the Company or any other employment or service rights. 17. NO FRACTIONAL SHARES No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan or any Grant. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated. 18. WITHHOLDING OF TAXES The Grantee or other person receiving shares of Company Stock or other consideration under this Plan shall be required to pay to the Company the amount of any federal, state or local taxes which the Company is required to withhold with respect to the taxable income associated with such Grant or the Company shall have the right to deduct from other wages paid to the Employee by the Company (including through the withholding of Company Stock purchased upon the exercise of a Stock Option or otherwise deliverable under this Plan, if then authorized by the Committee and applicable law) the minimum amount of any withholding due with respect to such Grant. 19. AGREEMENTS WITH GRANTEES Each Grant made under this Plan shall be evidenced by a Grant Letter containing such terms and conditions as the Committee shall approve. 20. REQUIREMENTS FOR ISSUANCE OF SHARES No Company Stock shall be issued or transferred upon the exercise of any Stock Option or lapse of restrictions or payment of other Grants under this Plan hereunder unless and until all legal requirements applicable to the issuance or transfer of such Company Stock have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Grant made to any Optionee hereunder on such Optionee’s undertaking in writing to comply with such restrictions on his subsequent disposition of such shares of Company Stock as the Committee shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Company Stock issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be applicable under such laws, regulations and other obligations of the Company, including any requirement that a legend or legends be placed thereon. 21. HEADINGS Section headings are for reference only. In the event of a conflict between a title and the content of a Section, the content of the Section shall control.

Exhibit A A-12 22. EFFECTIVE DATE This Plan, as amended and restated, shall be effective as of June 19, 2014, provided that this Plan is approved by stockholders of the Company on that date (the “Effective Date”). The Plan was originally effective as of September 1, 1995, and was last amended and restated effective as of March 7, 2013. If this Plan, as amended and restated, is not approved by the Company’s stockholders, this amendment and restatement of the Plan shall not be effective. 23. MISCELLANEOUS 23.1. Substitute Grants. The Committee may make a Grant to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company or any of its subsidiaries in substitution for a stock option or restricted stock grant granted by such corporation (“Substituted Stock Incentives”). The terms and conditions of the substitute grants may vary from the terms and conditions required by the Plan and from those of the Substituted Stock Incentives. The Committee shall prescribe the provisions of the substitute grants. 23.2. No Repricing. Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding Grants may not be amended to reduce the exercise price of outstanding Options or SARs or cancel outstanding Options or SARs in exchange for cash or other awards of Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs, without stockholder approval. 23.3. Compliance with Law. (a) The Plan, the exercise of Stock Options, granting of other forms of equity compensation under the Plan and the obligations of the Company to issue or transfer shares of Company Stock with respect to Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. In addition, it is the intent of the Company that Incentive Stock Options comply with the applicable provisions of section 422 of the Code, and Grants of “qualified performance-based compensation” comply with the applicable provisions of section 162(m) of the Code. To the extent that any legal requirement of section 16 of the Exchange Act or section 422 or 162(m) as set forth in the Plan ceases to be required under section 16 of the Exchange Act or section 422 or 162(m) of the Code, that Plan provision shall cease to apply. The Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation. The Committee may also adopt rules regarding the withholding of taxes on payments to Grantees. The Committee may amend this Plan in such respects as the Committee shall, in its sole discretion, deem advisable in order to incorporate in this Plan any new provision or change designed to comply with or take advantage of requirements or provisions of the Code or any other statute, or rules or regulations of the Internal Revenue Service or any other federal or state governmental agency enacted or promulgated after the adoption of this Plan. The Committee may, in its sole discretion, agree to limit its authority under this Section. (b) The Plan is intended to comply with the requirements of section 409A of the Code, to the extent applicable. Each Grant shall be construed and administered such that the Grant either (i) qualifies for an exemption from the requirements of section 409A of the Code or (ii) satisfies the requirements of section 409A of the Code. If a Grant is subject to section 409A of the Code, (A) distributions shall only be made in a manner and upon an event permitted under section 409A of the Code, (B) payments to be made upon a termination of employment or service shall only be made upon a “separation from service” under section 409A of the Code, (C) unless the Grant specifies otherwise, each installment payment shall be treated as a separate payment for purposes of section 409A of the Code, and (D) in no event shall a Grantee, directly or indirectly, designate the calendar year in which a distribution is made except in accordance with section 409A of the Code. (c) Any Grant that is subject to section 409A of the Code and that is to be distributed to a “key employee,” as defined below, upon separation from service shall be administered so that such distribution shall be postponed for six months following the date of the Grantee’s separation from service,

Exhibit A A-13 if required by section 409A of the Code. If a distribution is delayed pursuant to section 409A of the Code, the distribution shall be paid within 30 days after the end of the six-month period. If the Grantee dies during such six-month period, any postponed amounts shall be paid within 90 days of the Grantee’s death. The determination of key employees, including the number and identity of persons considered key employees and the identification date, shall be made by the Committee or its delegate each year in accordance with section 416(i) of the Code and the “specified employee” requirements of section 409A of the Code. 23.4. Company Policies. Notwithstanding any other provisions in this Plan, any Grant which is subject to recovery under any law, government regulation or stock exchange listing requirement will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement. In addition, all Grants are subject to any applicable clawback policy that may be implemented by the Committee or the Board from time to time. All Grants made under this Plan shall be subject to any applicable share trading, stock ownership or other policies that may be implemented by the Committee or the Board from time to time. 23.5. Vesting Restrictions. Notwithstanding anything in the Plan to the contrary, all Grants under the Plan shall vest over a period of not less than one year; provided, however, that (i) any such Grant may vest on an accelerated basis in the event of the Grantee’s death, disability, retirement or involuntary termination without cause, or in the event of a Change in Control, as determined by the Committee, (ii) up to 10% of the shares of Company Stock available for issuance under the Plan immediately following stockholder approval of the most recent amendment increasing the number of shares authorized for issuance under the Plan may be awarded without regard to the restrictions on vesting set forth herein and (iii) fully vested Grants may be made as part of the Company’s annual incentive bonus program. 23.6. Grantees Subject to Taxation Outside the United States. With respect to Grantees who are subject to taxation in countries other than the United States, the Committee may make Grants on such terms and conditions as the Committee deems appropriate to comply with the laws of the applicable countries, and the Committee may create such procedures, addenda and subplans and make such modifications as may be necessary or advisable to comply with such laws. 23.7. Ownership of Stock. A Grantee or successor shall have no rights as a stockholder with respect to any shares of Company Stock covered by a Grant until the shares are issued or transferred to the Grantee or successor on the stock transfer records of the Company. 23.8. Governing Law. The validity, construction, interpretation and effect of the Plan and Grant Letters issued under the Plan shall be governed exclusively by and determined in accordance with the laws of the Commonwealth of Pennsylvania.